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                                                         Exhibit 10.19

                                                         [U.S. Bank Letterhead]




December 30, 1996


C. Albert Koob
Chief Financial Officer
Art Fletcher
Treasurer and Director of Financial Planning
SUMMIT DESIGN, INC. ("SUMMIT")
9305 S.W. Gemini Drive
Beaverton, OR  97005-7158

Dear Al and Art:

I am pleased to advise you that the United States National Bank of Oregon ("Bank") has approved the request of Summit Design, Inc. ("Summit"), to amend the limit, terms and conditions of the existing $2,000,000 operating line of credit, based upon the improved financial position of Summit.

Due to the number of changes, this correspondence will replace the May 22, 1996 commitment letter from US Bank to Summit which detailed the terms and conditions of the line of credit. A copy of the May 22, 1996 commitment letter is attached for your convenience.

                            OPERATING LINE OF CREDIT

BORROWER:           Summit Design, Inc.

PURPOSE:            General Corporate Purposes.

BORROWING LIMIT:    $1,000,000.00 (Reduced from $2,000,000 at Summit's request.)

GUARANTORS:         None

EXPIRY: April 30, 1997. The Expiry date has been established to review Summit's line of credit annually after receipt of the year end financial statements.

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Summit Design, Inc.
1/15/97                       ACKNOWLEDGEMENT COPY
Page 2



RATE: United States National Bank of Oregon Prime(1) rate plus a flexible percentage as determined quarterly, by the Borrower's debt to Tangible Net Worth level exhibited in the chart below.

          Debt to Tangible Net Worth is defined as (Total Liabilities - Unearned Revenue)/(Shareholders' Equity - Intangibles).


                                     Debt/Worth         Pricing

            GREATER THAN OR EQUAL TO    0.51            Prime + 0.75%
                                    .26 to .050         Prime + 0.50% *
               LESS THAN OR EQUAL TO    0.25            Prime +   0%

                       * The last quarter ended September 30, 1996. However, Summit completed their IPO in October, 1996. In order to provide Summit the opportunity to price this line with the benefit of the equity obtained from the IPO, the initial rate will utilize the October, 1996 financial results. The debt to worth ratio as of October 31, 1996 was .28:1.00. Going forward, the rate will be adjusted quarterly beginning with the 12-31-96 year end.

REPAYMENT TERMS:
          Interest shall be payable monthly on the 1st day of each month. Principal shall be payable on the earlier of April 30, 1997, or demand by the Bank. Repayment of each advance received by Borrower under the line of credit is subject to the terms of the promissory note evidencing that advance, as well as all terms and conditions of this letter. In the event of any conflict between the two, the terms and conditions of the promissory note shall control.

FEES:     UP-FRONT FEE:   Initial up-front fee of 1/4 of 1% of the amount of the
          line of credit, due upon acceptance ($5,000). Note: This was previously paid with the May, 1996 annual renewal.

          COMMITMENT FEE:   A 1/8 of 1% fee, annualized, on the unused portion
          of the line of credit, payable quarterly in arrears. This is a reduction of the current commitment fee of 1/4% and will be effective January 1, 1997.




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  (1) The interest rate charged to Borrower is tied to the Prime Rate of
      United States National Bank of Oregon. Borrower is advised that Bank's Prime Rate is the rate of interest which the Bank from time to time identifies and publicly announces as its Prime Rate, and is not necessarily, for example, the lowest rate of interest which the Bank collects from any Borrower or group of borrowers.

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Summit Design, Inc.
1/15/97                       ACKNOWLEDGEMENT COPY
Page 3



COLLATERAL:    The revolving line of credit provides for a flexible
               collateral position according to the following matrix. The assets of the Borrower which are referenced below include a first lien position in all accounts, contract rights, chattel paper, general intangibles and inventory.

QUICK RATIO*   COLLATERAL
GREATER THAN
    1.75:1.00  Unsecured with negative pledge agreement.

LESS THAN OR
EQUAL TO
    1.75:1.00  Unsecured with negative pledge, if not borrowing; but converts to secured if ratio falls below 1.75 benchmark for two consecutive quarters. If borrowing and the ratio falls in this category, the line of credit will be secured.
LESS THAN OR
EQUAL TO
    1.25:1.00  Line is margined at 75% of eligible accounts receivable.

               *Quick ratio is defined as ((Cash + Net Trade Accounts) / (Current Liabilities - Current Portion of Unearned Revenue)).

DOCUMENTATION: Execution of Notes, Loan Agreements, Security Agreements,
               UCC Financing Statements and all other documentation required by the Bank in a form satisfactory to the Bank.

BORROWER WILL COMPLY WITH THE FOLLOWING QUARTERLY FINANCIAL COVENANTS:

               1.   The CURRENT RATIO will no longer be a covenant.

               2. TANGIBLE NET WORTH shall not be less than $7,500,000 plus 80% of net new equity raised from sources outside of normal operations. Tangible Net Worth is defined as (Equity - Intangibles). Note: Intangibles include all capitalized software.

               3. TOTAL LIABILITIES TO TANGIBLE NET WORTH shall not exceed .75 to 1.00. Total Liabilities to Tangible Net Worth is defined as (Total Liabilities minus Deferred Revenue)/(Tangible Net Worth).

               4. MAXIMUM LOSS. Net losses over the prior four quarters shall not exceed $5,000,000.00.

               Failure to maintain these covenants will be considered an event of default under the loan documents.


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Summit Design, Inc.
1/15/97                       ACKNOWLEDGEMENT COPY
Page 4

OTHER TERMS AND CONDITIONS:

          1. Distribution in the form of dividends shall not exceed 25% of net income, measured annually as of December 31.

REPORTING REQUIREMENTS:
          - Quarterly financial statements to be submitted within 45 days of quarter end.
          - Annual CPA audited financial statements to be submitted within 90 days of fiscal year end.
          - If the Quick Ratio falls to 1.25:1.00 or below: A Borrower's Certificate will be submitted with each advance, and a Borrower's Certificate will accompany the monthly AR and AP agings.

ADVANCE STRUCTURE:
               Advances will be limited to the Borrowing Limit when the Quick Ratio is greater than 1.25 : 1.00. When the quick ratio is less than or equal to 1.25 : 1.00, advances will be limited to 75% of eligible accounts receivable to 120 days after the date of invoice.

               Disbursements under the line of credit shall terminate on the earlier occurrence of the date indicated above as the Expiry Date or the date on which this Bank, in its sole discretion, determines that there has been a material adverse change in the financial condition or management of the Borrower, or determines that there has been any non-compliance with any term or condition stated herein. Non-compliance within the conditions and terms of this letter and all other loan documents will be considered as an event of default, entitling the Bank to all the default provisions as provided for in documents evidencing this line of credit.

OTHER: Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

If the above terms and conditions to extend this credit facility to Summit Design, Inc. are acceptable to you, please sign and return the acknowledgment copy of this letter on or before January 15, 1997.

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Summit Design, Inc.
1/15/97                       ACKNOWLEDGEMENT COPY
Page 5

We are pleased to provide you this borrowing accommodation and look forward to serving your banking needs in the future.

Sincerely,


/s/ Jeff A. Killian

Jeff A. Killian
Vice President

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND ACCEPTS THIS OFFER TO EXTEND CREDIT SUBJECT TO THE TERMS AND CONDITIONS STATED ABOVE.

SUMMIT DESIGN, INC.

BY:  /s/ C. Albert Koob       CFO                         12/31/96
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